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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 33-6425, 33-14984, 33-33602, 33-42345,
33-69650, 33-58515, 33-64901, 333-15641, 333-39151, 333-43969, 333-46187, 333-
53793, 333-57381, 333-73159 and 333-84095) and Registration Statements on Form
S-3 (Registration Nos. 333-45541, 333-59129, 333-65831, 333-75735, 333-75737,
333-83627, 333-88545 and 333-88733), and Registration Statement on Form S-4 (Registration No. 333-82695) of our report dated February 10, 2000, except as to subsequent events information presented in Note 2, for which the date is March 1, 2000, on our audits of the consolidated financial statements of SunGard Data Systems Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, which report on the consolidated financial statements is incorporated by reference in this report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
March 29, 2000